                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The following table sets forth subsidiaries of The Dexter Corporation which are included in the consolidated financial statements.

                                                  PERCENTAGE OF      JURISDICTION IN WHICH
                      NAME                        OWNERSHIP(A)     INCORPORATED OR ORGANIZED
------------------------------------------------  -------------   ----------------------------
C. H. Dexter Ltd. ..............................  100%(C)(B)      England
Crown Metro Aerospace Coatings, Inc. ...........  100%            South Carolina
DDL Sales Limited...............................   80%(D)(B)      Scotland
Dexter Asia Pacific Limited.....................  100%(C)         Hong Kong
Dexter Automotive Materials GmbH................  100%(E)(B)      Germany
Dexter ADAF Holdings, Inc. .....................  100%(F)         Delaware
Dexter Environmental Assurance Ltd. ............  100%            Bermuda
Dexter Europe S.A. .............................  100%            Belgium
Dexter Holdings.................................  100%            England
Dexter Hysol Aerospace, Inc. ...................  100%            Delaware
Dexter Hysol Ltd. ..............................  100%(C)(B)      England
Dexter Hysol (Malaysia) Sdn. Bhd. ..............  100%(G)         Malaysia
Dexter International Corporation................  100%            Connecticut
Dexter Leasing Limited..........................  100%(C)(B)      England
Dexter Magnetic Materials GmbH..................  100%(E)         Germany
Dexter Mexicana S.A. de C.V. ...................  100%            Mexico
Dexter Midland Coatings Limited.................  100%(C)(B)      England
Dexter Midland Company Limited..................   70%            Japan
Dexter Miki, Inc. ..............................   70%(G)(B)      Japan
Dexter Nonwovens A.B. ..........................  100%            Sweden
Dexter Overseas Limited.........................  100%(C)(B)      England
Dexter Pacific, Inc. ...........................  100%            Japan
Dexter Powders, Inc. ...........................  100%            Delaware
Dexter Products Limited.........................  100%(C)(B)      England
Dexter (RPI), Inc. .............................  100%            Delaware
Dexter S.A. ....................................   97%            France
Dexter S.p.A. ..................................  100%(F)         Italy
Dexter Specialty Materials Hong Kong Limited....  100%(G)(B)      Hong Kong
Dexter Speciality Chemicals Limited.............  100%(C)(B)      England
Dexter Speciality Materials Limited.............  100%(C)         Scotland
Dexter U.K. Limited.............................  100%(H)         England
Hysol Limited...................................  100%            Japan
Kettlebrook Insurance Company, Ltd. ............  100%(I)         Bermuda
Life Technologies, Inc. ........................   54%            Delaware

                                                  PERCENTAGE OF      JURISDICTION IN WHICH
                      NAME                        OWNERSHIP(A)     INCORPORATED OR ORGANIZED
------------------------------------------------  -------------   ----------------------------
Permag Corp. ...................................  100%            New York
Potter Paint Company of Texas, Inc. ............  100%            Texas
The Dexter GmbH.................................  100%(C)         Germany
The Mogul Corporation (U.K.) Ltd. ..............  100%(C)(B)      England
Vernicolor A.G. ................................  100%            Switzerland
Windsor Locks Canal Company ....................  100%            Connecticut

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(A) including directors' qualifying shares
(B) inactive
(C) owned by Dexter U.K. Limited
(D) owned by Dexter Speciality Materials Limited
(E) owned by The Dexter GmbH
(F) owned by Crown Metro Aerospace Coatings, Inc.
(G) owned by Dexter Asia Pacific Limited
(H) owned by Dexter Holdings
(I) owned 67% by The Dexter Corporation and 33% by Dexter U.K. Limited

     The following table sets forth subsidiaries of Life Technologies, Inc. (owned 54% by The Dexter Corporation) which are included in the consolidated financial statements.

                                                  PERCENTAGE OF      JURISDICTION IN WHICH
                      NAME                          OWNERSHIP      INCORPORATED OR ORGANIZED
------------------------------------------------  -------------   ----------------------------
Bethesda Research Labs (U.K.) Ltd. .............  100%(B)(G)      England
Biomed Benelux B.V..............................  100%(E)(G)      Netherlands
Canadian Life Technologies, Inc. ...............  100%            Ontario
GIBCO/Bio-Cult Diagnostics, Ltd. ...............  100%(F)(G)      Scotland
GIBCO Leasing Ltd. .............................  100%(B)(G)      Scotland
GIBCO New Zealand (1989) Ltd. ..................  100%(D)(G)      New Zealand
Laboratory Services Ltd. .......................  100%            New Zealand
Labserum Distributors (1980) Ltd. ..............  100%(D)(G)      New Zealand
Life Technologies A.G. .........................  100%(C)         Switzerland
Life Technologies A.S. .........................  100%            Denmark
Life Technologies Asia Pacific, Inc. ...........  100%            Delaware
Life Technologies B.V. .........................  100%(C)         Netherlands
Life Technologies (Europe) Ltd. ................  100%(B)(G)      Scotland
Life Technologies Foreign Sales Corporation.....  100%            U.S. Virgin Islands
Life Technologies GIBCO BRL Co., Ltd. ..........   51%            Republic of China (Taiwan)
Life Technologies GmbH..........................  100%(C)         Germany
Life Technologies Holdings, Unlimited...........  100%            Scotland
Life Technologies Investment Holdings, Inc. ....  100%            Delaware
Life Technologies Italia S.r.l. ................  100%            Italy
Life Technologies Ltd. .........................  100%(B)         Scotland
Life Technologies Ltd. .........................  100%            New Zealand
Life Technologies Oriental K.K. ................   51%            Japan
Life Technologies Overseas Ltd. ................  100%(B)         Scotland
Life Technologies (Pacific) Ltd. ...............  100%            Hong Kong
Life Technologies Pty. Ltd. ....................  100%            Australia
Life Technologies S.A. .........................  100%            Spain
Life Technologies S.A.R.L. .....................  100%(C)         France
Life Technologies Sweden AB.....................  100%            Sweden
N.V. Life Technologies S.A. ....................  100%(C)         Belgium
Phoenix Chemicals Ltd. .........................  100%(D)(G)      New Zealand
Prespak Plastics (1988) Ltd. ...................  100%(A)(G)      New Zealand
Serum Technologies Holdings, Inc. ..............  100%            Delaware

---------------
(A) owned by Laboratory Services Ltd.
(B) owned by Life Technologies Holdings, Unlimited
(C) owned by Life Technologies Overseas Ltd.
(D) owned by Life Technologies Ltd. (New Zealand)
(E) owned by Life Technologies B.V.
(F) owned by Life Technologies Ltd. (Scotland)
(G) inactive

     The following unconsolidated companies owned in part by The Dexter Corporation are accounted for by the equity method. Financial statements of these companies are not required because when considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

                                                  PERCENTAGE OF      JURISDICTION IN WHICH
                      NAME                          OWNERSHIP      INCORPORATED OR ORGANIZED
------------------------------------------------  -------------   ----------------------------
Akzo Dexter Aerospace Finishes VoF..............  40%(A)          Netherlands
D & S Plastics International....................  50%(B)          Delaware
Hysol Indael de Mexico S.A. ....................  49%(C)          Mexico
Lexter S.r.l. ..................................  49%(C)          Italy
Midland-Dexter de Venezuela, S.A. ..............  49%(D)          Venezuela
Research Polymers International Corporation.....  50%(E)          Texas

---------------
(A) owned by Dexter ADAF Holdings, Inc.
(B) owned 75.7% by Research Polymers International Corporation and 12.2% by Dexter (RPI), Inc.
(C) owned by The Dexter Corporation
(D) owned 13.9% by Dexter U.K. Ltd. and 35.1% by The Dexter Corporation
(E) owned by Dexter (RPI), Inc.